QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

AMC ENTERTAINMENT INC. AND SUBSIDIARIES
(AND JURISDICTION OF ORGANIZATION)

AMC ENTERTAINMENT INC. (Delaware)

  American Multi-Cinema, Inc. (Missouri)

    AMC-GCT, Inc. (formerly known as GC Companies, Inc.) (Delaware)

      Five subsidiaries that are the holders of liquor licenses for theatres in the District of Columbia,

      Washington, Massachusetts, Wisconsin and Illinois.

    American Multi-Cinema of Florida, Inc. (Florida)

  AMC Entertainment International, Inc. (Delaware)

    AMC Entertainment International Limited (United Kingdom)

      AMC Entertainment España S.A. (Spain)

      Actividades Multi-Cinemas E Espectaculos, LDA (Portugal)

      AMC Theatres of U.K. Limited (United Kingdom)

      AMC Europe S.A. (France)

    Japan AMC Theatres, Inc. (Japan)

    Two inactive subsidiaries (one in Sweden and one in New Brunswick, Canada)

  National Cinema Network, Inc. (Delaware)

    National Cinema Network of Canada, Inc. (Canada-Nova Scotia)

  AMC Realty, Inc. (Delaware)

    Centertainment, Inc. (Delaware)

      Centertainment Development, Inc. (Delaware)

        Burbank Entertainment Village, L.L.C. (Delaware)

        General Cinema International, Inc. (Delaware)

          50% (unconsolidated) Hoyts General Cinema South America, Inc. (Cayman Islands)

            GCC/Hoyts Brazil Holdings, Inc. (Cayman Islands)

              General Cinemas do Brazil Empreendimentos, Ltda. (Brazil)

            BOCA Holdings, Inc. (Cayman Islands)

              Hoyts General Cinema de Argentina S.A. (Argentina)

            Hoyts Cinemas (Chile) Holdings Limited (Cayman Islands)

              94% Hoyts Cinemas Chile, S.A. (Chile)

            50%GCC/Hoyts Uruguay, Inc. (Cayman Islands)

              Telnir S.A. (Uruguay)

        2 inactive former GC Companies subsidiaries that are being dissolved.

QuickLinks

AMC ENTERTAINMENT INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)